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                                                                    EXHIBIT 99.4

FINAL TRANSCRIPT - AFC ENTERPRISES, INC. FILES ANNUAL REPORT ON FORM 10-K FOR 2002 AND RESTATED FINANCIAL STATEMENTS FOR 2000 AND 2001; CONFERENCE CALL AND WEBCAST



OPERATOR


Welcome to the AFC Enterprises 2002 annual report on Form 10K for 2002, and restated financial statements for 2000 and 2001, conference call and webcast. All lines will be muted during the broadcast. After the discussion, there will be a question and answer period. If you would like to ask a question during that time, simply press star, and the number one on your touchtone phone, and your questions will be answered in the order received. If you are in the queue and no longer wish to ask a question, simply press star, nine. If any participant needs assistance, please disconnect and redial the conference number. At this time, I'd like to introduce Felise Kissell, Vice President of Investor Relations and Finance. Ms. Kissell, you may begin.


 FELISE KISSELL  - AFC ENTERPRISES - VP INVESTOR RELATIONS


Good morning everyone, and thank you for joining us. Before we begin, I would like to read the following forward-looking statement. Certain statements made on this call regarding future events and developments, and our future performance, as well as management's expectations, beliefs or projections relating to the future, are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the restatement of our financial statements, the delisting of our securities from the NASDAQ national market, our ability to comply with covenants contained in our credit facility, our ability to franchise new units and expand our brands, and the risk factors detailed in our annual report on Form 10K for the year ended December 30, 2002, and the other documents we file with the Securities and Exchange Commission.

You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made. I would now like to turn the call over to our Chairman and CEO, Frank Belatti.


 FRANK BELATTI  - AFC ENTERPRISES - CEO


Thanks Felise. Good morning everyone. It's good to be with you this morning. We're about nine months late, but it's done. We're very pleased to be able to file our annual report 10K for 2002 and the restated statements for 2000 and 2001.

So very much has been done to get us here, and there is still much work left to do, to get 2003 filed and to get current, and to get relisted. But this first step was huge. We're going to let Mel take a nap this afternoon, and then we'll be back at it until all the work is done and we're finally back on track.

But for this morning, I'd really like to thank this incredible team of people, wherever you are, for staying the course, for staying focused, and for getting us over this hurdle. I'd like to thank each of you for your patience and your support. We've been humbled, but we emerge from this long year with incredible energy, great confidence, and enthusiasm. We're smarter, we're hungrier, and we're more committed than ever to restore the value of this company for our people, for our partners, and for our shareholders.

This morning I've asked Mel Hope, our Vice President of Finance, and really the leader of our audit effort, to take a few minutes to review some of the significant adjustments and answer some of the questions that you had about why, why so long, and what about cash flow. Dick will then give you a brief review of Q4 and how it's shaping up, as well as take a look at 2004 from an operating perspective.

But first, let me address a couple of matters pertaining to our lenders, the SEC, NASDAQ, and shareholder litigation and D&O insurance. As you may remember, our debt position a year ago was $223 million. Today it is approximately $100 million less. As a result of the accelerated debt pay down, our principal payment for 2004 is only $7.7 million. Like many of our constituents, our lenders have expressed their concern regarding the delay in the filing of our financial statements, but they have understood the strength of our business model and our ability to generate positive cash flow, and

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the outlook for our business and we believe that that's why they've been supportive and continue to work with us on the amendments that we've requested.

Our goal now is to complete the first, second and third quarter Q's for 2003 by the end of February and our 10K for 2003 by March 12. Some of that work has already begun, but we have a good deal left to do. We intend to begin filing the 2003 Q's as soon as possible, and work with KPMG to make the new deadlines.

Once we're current with the filings of the Form 10K for 2003, we'll then be in a position to provide guidance for 2004 and 2005. When we're current, NASDAQ has made it clear to us that they will do whatever they can to assist us with our relisting. NASDAQ continues to be supportive and very positive about our return to their exchange, and frankly, we are very eager to begin the relisting process. Assuming we file the 2003 K in March, we should be relisted sometime in April. It also means that our UFOC's will be filed and we'll be relaunching our brands to the franchising public, asking them to take a good look at us now, and we think they'll really like what they see.

We plan to host an analyst's day in late spring or early summer, and present our view of where our brands are headed. But for now I'll reiterate what has been said previously, and what has now been made abundantly clear. The audit and the audit committee's investigation concluded that while there were material weaknesses in our control environment, there was no evidence that our management used improper accounting practices to manipulate earnings, or that there was any fraud or intentional misconduct on the part of AFC, our officers, or any of our employees. We have been addressing the control environment, and we will emerge a better company as a result of this effort.

As it relates to the fallout from the audit, there are two items I think I should cover or clarify. One, we have received an informal, nonpublic inquiry from the SEC, requesting voluntary production of documents and other information as a result of our announcement that we would restate our financial statements. Of course we have, and we will continue to cooperate fully with the SEC on this matter.

Lastly, AFC has purchased D&O insurance that may provide coverage for some or all of our shareholder claims. We have given notice to our D&O insurers of the pending claims, and the insurers have responded by requesting additional information by reserving their rights under the policies. As you can imagine, insurers often take difficult positions, particularly where there has been a restatement, and seek to deny coverage or rescind the policies. I think we face the risk that our D&O insurers will rescind the policies, and that some or all of the claims will not be covered by the policies, or that even if covered, our ultimate liability may exceed the available insurance.

We're really unable, at this point, to predict the outcome of the actions, or reasonably estimate any range of damages. But we believe we have meritorious defenses to the claims of liability, or for damages in their actions. We'll keep you apprised of these items as they unfold. With that, I'm going to turn the call over to Mel Hope.


 MEL HOPE  - AFC ENTERPRISES - VP FINANCE


Thanks, Frank. I joined AFC in April of this year to facilitate the audit process with KPMG and to lead the company's effort to file its 2002 annual report on Form 10K. Today is a good day for me, and for the company, because we've accomplished those goals. I can now shift my focus toward getting 2003 wrapped up and bring our filings current, and shepherding the company through the relisting process.

This morning I want to do two things. I'll comment on some of the material issues that arose in our restatement, and in the audit, and then I want to visit our cash and cash flow outlook, because I believe that knowing that the company's cash engine is working well is essential to appreciating the company's ability to recover its reputation and financial standing.

I'll address the restatement first. There are, as you can see in our press release, and in footnote 23 to the financial statements, a number of adjustments recorded in the restatements. We have discussed many of these adjustments in our previous press releases and conferences. The two largest adjustments by far affect the way we recorded gains associated with our sales of restaurant, bakery, or cafe units to franchisees. That's what we call conversions, and the impairment analysis we used when we calculated the impairment of our company-owned restaurants.

With respect to conversions, we had used the same approach since 2000, and recognized gains on the sales of our units at the time of the respective conversion transactions. However, the typical conversion transaction involved the sale of restaurants, bakeries or cafes in a multi-unit group. Within each of these groups, we often had a mixed deal structure with regard to the sale of the assets to the purchaser. In some instances, for example, when we sold assets to the franchisee, the gains were reported correctly, while in others, when we sold some of the assets and leased some of the assets, some of those gains needed to be deferred.

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In each conversion transaction the proceeds should be allocated among the different deal components, and where there's some significant ongoing involvement of the company, such as serving as a landlord for some of the unit properties, a portion of the gain on these conversions has now been adjusted in the restatement to recognize the gains over the term of the lease. So all of the gains associated with the converted units will continue to be recognized, however our adjustments primarily serve to reduce the gains recognized when the agreements were signed, with these gains being deferred and recognized in future years. Eventually all the gains should be recognized as a matter of timing.

With respect to the impairment analysis, our financial statements now reflect our use of a site-by-site analysis of the units' cash flows, rather than the market-by-market analysis we previously used. In consultation with our new auditors, we made this switch in the methodology the company has used since its inception in 1992, and we believe that the site-by-site analysis is the correct method for AFC.

The third significant adjustment was our 2001 accrual of the entire obligation previously disclosed, associated with a post employment contract with a retired officer, which we had been recognizing as the annual payments were made, in accordance with his contract. That full amount has now been recorded in 2002.

If I were to put the remainder of the adjustments into a couple of buckets, I would say that items like the equipment placed at Seattle Coffee customers, and certain adjustments to the accrued liabilities resulted from the company's inability to provide sufficient written evidence to support its historical accounting treatment, which was to capitalize these items, and they've now all been expensed. Our adjustments were made after we determined that the accounting practices we applied were not applied consistently at all our brands, or were, in some instances, simply reporting errors.

Before I move to discuss cash, I want to say that I recognize that we provide a summary of adjustments to our previously issued financial statements for fiscal years 2001 and 2000. We believe you may be interested in the impact for the first three quarters of 2002. The remainder of the adjustments for the first three quarters of 2002 will be released in an 8K press release that will be filed later. The number of adjustments were obviously greater than we would have liked to have had, but it's important to note that no restatement adjustment significantly reduced our company's true cash position.

Let's talk briefly about the cash flow impact. As you know, under SEC rules, we cannot provide you with a projection of free cash flow or EBITDA unless we can simultaneously reconcile that number to a reported GAAP measure. Since we are still in the process of filing our 2003 quarterly financial statements, we're not able to provide a projection for 2003. Although we cannot share the specifics for the projected 2003 cash flows, I would like to give some insight on some of the key drivers by making these three points.

As you know, under SEC rules we cannot provide you with a projection of free cash flow or EBITDA unless we can simultaneously reconcile that number to a reported GAAP measure. Since we are still in the process of filing our 2003 quarterly financial statements, we're not able to provide a projection for 2003. Although we cannot share the specifics for the projected 2003 cash flows, I would like to give some insight on some of the key drivers by making these three points.

First of all, none of the adjustments impair the company's ability to generate cash in the future. Net-net, there has not been, nor will there be, any impediment to cash flow because of the restatement, or because of the restatement adjustments.

Secondly, there is no substantive change in the cash position from the last call. We stated that the company will experience a cost of approximately $20 million for non-recurring items related to the restatement and one-time productivity initiatives, net proceeds of $60 million to $62 million realized for the sale of Seattle Coffee Company, which is going to be finalized shortly, lower revenues, due to softer comps and fewer openings and commitments and no conversions were done during 2003.

Thirdly, the Company looks into 2004 with the prospect of lower depreciation and amortization, a similar capex to 2003 in the low to mid-$30 million range, driven by some increased investment in financial and store systems and higher maintenance and re-image spending, due to fewer conversions than initially anticipated in 2003.

We expect reduced principal payments. AFC has repaid $77.3 million in Tranche A and Tranche B term loans, leaving an outstanding balance of $95.6 million for those two tranches, with a slightly higher interest rate spread expected, of about 75 basis points, significantly lower non-recurring items; that is, amendment fees and productivity studies and the restatement-related expenses specifically.

And finally, as Dick's going to discuss, a general pick up in the business with forecasted positive comps, healthy openings and renewed effort to sell commitments. Basically, this company's cash flow remains strong and that's the good news for our future.

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In conclusion, a question you all must want to ask me is, what happened? Well, I believe as the company experienced rapid unit growth and made acquisitions in the 1990s and became a public company in 2001, the company's internal accounting organization did not evolve at the same rate as its rapid growth, or with the new needs of the organization. I believe the restatement process served to identify those shortcomings and painful as it's been, the company is better positioned to handle multiple brands and complex accounting issues in the future.

Another question you've asked is, why did it take so long? My answer is that the Company decided to restate its financial statements for 2001 and later for 2002 and the process was not nearly as straightforward as it might have been if the restatement did not also involve a change in our audit firm. Because the Company had been forced to change to a new auditor when Arthur Andersen went under, KPMG, our current auditors had to do a complete re-audit of all the years under the restatement. It could not rely to any great degree on any of Arthur Andersen's work. We simply had to start over, essentially beginning from scratch.

And I'll add this too. The financial reporting and auditing world has changed dramatically, of late. I believe, in the current audit and risk environment for companies and their auditors in the post Sarbanes-Oxley era, a restatement audit means that a company should expect to be audited on a very, very thorough basis and to have every accounting activity scrutinized under a very bright light. In the current environment, perhaps it should not be astounding that the full audit of three years by an auditor, who was new to our process, was as lengthy and demanding a process as this one.

When I joined AFC, Frank and Dick, in fact, everybody I talked to gave me a simple instruction. Get this fixed, get it right and never let it happen again.

Well, we've gotten it right and we've gotten it fixed and we're working every day to insure that it will never happen again. We're upgrading our computer systems. We have improved and are continuing to improve our system of controls and be compliant with Sarbanes-Oxley Section 404 in the required timeframe. We've improved and expanded our accounting staff. In '04, we'll be launching a range of capability-enhancing initiatives for our finance staff and for our employees to make our financial reporting more transparent, more timely and accurate.

AFC is becoming a first-rate financial organization, and while the task is not complete, the leadership, and every person on the team, is committed to that end. I believe Dick is now going to discuss operational performance.


 DICK HOLBROOK  - AFC ENTERPRISES - COO


Thanks, Mel. Good morning, everybody. Today I'd like to give you a brief update on our current operational performance, as well as our operational expectations as we move into 2004. Since you've seen the numbers in the press releases this morning, our focus for the discussion will be on the strategic insight around what's driving the numbers.

So first, let's discuss current performance for P-11 and P-12 of 2003. Certainly, quarter four is shaping up to be the strongest sales quarter of our year. Church's has certainly turned the corner, reporting positive comparable sales increases in both period 11 and period 12 and that's continuing into period 13, with the first week up 8%. They've reported positive comps 10 out of the past 11 weeks, which is beginning to show a trend. The positive comp sales increases were primarily driven by check increases following an aggressive check-building strategy. But recent trends reflect a fairly good upturn in transactions as well.

Their strategic approach includes targeting a slightly higher-income consumer, with mixed bundles at higher price points, individual new products at $2.99 and add-ons and trade-ups. Additionally, Church's is beginning to improve its operational execution, and that's played a role in the sales improvement. The new operational focus has allowed us to enhance our product quality, our product availability and the speed of service to meet our customers' needs.

Church's most recent advertising has focused totally on the food, with products such as our Texas Chicken and now our Holiday Bundle. The media strategy has been adjusted to encompass a slightly higher-income consumer as well. In addition, the media is also using a cluster market approach, which is a business model that drives marketing from a macro level to a micro level of targeting by market and by restaurant.

Popeyes has also moved into positive territory, with comp sales up 1% for the first week of period 13. The improvement in comparable sales has been sparked by the two strong limited-time product offers in both October and November. Another bright spot for Popeye's in 2003 is the global openings performance. We do expect to exceed the number of new restaurant openings, vs. 2002. This performance is driven significantly by our international openings, while the domestic system remain about the same as last year.

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The international business continues to secure development agreements with strong operational partners, who are well capitalized with smart, strategic development plans, allowing us to accelerate growth in many markets. Domestically, we continue to work with our partners to provide a more cost efficient, highly impactful building that supports the grand position and attracts new customers.

Cinnabon has also significantly improved its comparable sales results, as you have seen. They've shown three positive weeks out of the last five. Cinnabon's improvements are driven by the brand's strategic focus on operational excellence. This initiative emphasizes product quality, availability, guest service and salesmanship, and is designed to maximize the capture rates in our venues and build our average ticket.

In addition, Cinnabon's favorable performance continues to be driven by the strategic focus on its menu. This is driven by products that are more portable and that offer more menu variety. Cinnapoppers, our newest portable product, is a great example of this strategy at work. Our overall Cinnabon division is looking forward to a strong finish to the year, with an improved holiday shopping season in 2003.

We realize our overall performance needs to continue to show improvement, but we think the momentum is now building and will continue as we move into 2004. Hopefully, all brands will have positive comp sales in period 13 and AFC's blended comp sales will then be positive for the quarter.

With that, let me give you an understanding of our 2004 operational expectations and why we believe we can grow the number of units, grow our comp sales and grow the profitability, both for our franchise partners and AFC, all of which will ultimately allow us to achieve our 2004 target.

Please understand that while we're seeing some positive momentum in the businesses today, we have taken a somewhat cautious approach to our overall operational performance guidance for this coming year. But the bottom line is this; we are very excited about our plans for 2004 and we intend to have a great year. The strategic drivers of our 2004 operational performance include the following.

Let's start with new unit growth. All of our brands are focused on launching new franchising initiatives in the spring of '04. This should improve the number of commitments signed during the year, and it will also allow us to accelerate new unit openings as we look into 2005 and beyond in our business model. Popeyes is working on a value engineering project, which is designed to reduce the cost of new unit builds, along with an approach to right-size the development options to fit the market potential as they grow.

Church's openings will target key domestic markets to enhance overall brand awareness and media spending, as well as new international markets that fit geographically within Church's existing regions.

Cinnabon's specific focus will be on such areas as lower cost of development, improving operating systems and the pursuit of non-traditional locations. We expect all these initiatives should yield a growth rate of 7% to 8% for 2004, or, if you look at that on a net basis, 4% to 5% in new units on a global basis.

As you know, domestic commitments are dependant upon the timing of the franchise offering circulars and state registrations. Therefore, we don't expect to sell any further domestic commitments until the UFOCs are effective, which we are now targeting for late March or early April of '04.

From a marketing and menu standpoint, our marketing programs will focus on core products with new menu alternatives being launched during the year. For instance, Popeyes' menu alternatives will focus on roasted chicken, salads and sides. Church's will be focusing on new product extensions of their current products lines as well as one new category next year. Our chicken brands will also be focusing on building their lunch-day part, with new individual promotional offers, as well as new products, developed for the individual user.

Cinnabon's focus will continue to be on products that deliver great portability as well as increased variety, to include fruit-based products.

In 2004, our chicken brands will be working with advertising agencies and will launch new creative campaigns. Popeye's new creative is expected to come on line in February and the focus of that creative will be to clearly differentiate the brand from its competitors by talking about the Popeyes' flavor superiority.

Church's is currently in the process of selecting their new agency, which must possess strong creative talent as well as a level of multi-cultural experience. They expect to have the agency in place by the end of Q1 of '04.

On to re-imaging. All of our brands will continue to focus on re-imaging their facilities in 2004. Popeyes will continue the heritage re-image program, which should be completed over the next two to three years. In '04, they expect to re-image a similar number of units as they have this year, which would bring the Popeyes' total system to approximately 40% to 45% of their restaurants in the new image, by next year-end.

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Church's will also continue its plan to re-image their restaurants in 2004 with an added emphasis on enhancing the drive-through component, and by year-end '04, they will have, again, 40% to 45% of their restaurants in the new image.

Operational execution. Operationally, our brands are focusing on the basics. This is really a two-fold objective, as we look into next year. First and foremost, this will include an emphasis on increasing support to our franchise partners by adding additional field-based operations talent, renewing our emphasis on training and execution, at both the unit and entity level. The second objective is to work closely with our operators to improve our overall operations execution.

Our chicken brands will also continue their emphasis on improving speed and service via their drive-throughs, with new campaigns to ensure execution, as well as some equipment additions. Additionally, we will continue efforts to monitor and provide feedback to our restaurants through our programs such as mystery shoppers' reports, our 1-800 customer line, attitude trial and usage surveys, and customer focus groups.

Finally, I wanted to update you on the search for a new Popeyes' president. With the filing of our financials, we have now renewed our search process, and will be moving to select and place the new president as quickly as possible during the first quarter of '04.

In summary, we expect 2004 to see an upside in our operational performance. Church's has strong potential with its expanded consumer base, new products, mixed bundle, and improved speed and service initiatives. Popeyes also has great potential, especially with its new marketing campaign, focused LTOs and promotion, its value-engineering project, and operations focus with additional staff and management. The challenges we expect to face are primarily due to the competitive environment. We realize our chicken competitors are ramping up, that many of the burger players are focusing on chicken products, so we will have to remain focused on our initiatives and be more nimble in our response as the year moves forward. We're excited about the prospect of improving our operating performance in 2004. Thank you. Now I'll turn it back over to Frank.


 FRANK BELATTI  - AFC ENTERPRISES - CEO


Thanks Dick. Now in closing, the accounting restatement is complete and behind us. I believe that we have come through this experience a much-improved company. We have completed the filings for 2002, 2001 and 2000, and during the first quarter of 2004 we plan to file quarterly information for 2003. Together with KPMG we are establishing a plan to file 2003 10-Q's as soon as possible, and remain current with our filings thereafter. Once we've completed the quarterly information for '03, we'll share our earnings expectations immediately with you, as soon as it's possible to do so.

Like Dick, and Mel, and the rest of the team, I'm genuinely looking forward to 2004. Not because it will be an easier year, but because we can more fully focus on implementing the actions to improve results and continue to build a substantial growth path through each of our brands, and for all of AFC. I'll now turn the call over for questions.




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QUESTION AND ANSWER



OPERATOR


Again, if you would like to ask a question at this time, or make a comment, please press star, and the number one on your touchtone phone, and your questions will be answered in the order received. Your first question comes from Joe Buckley.


 JOE BUCKLEY  - BEAR STEARNS - ANALYST


Good morning, I have a couple of questions. First strategically, Frank I'm curious if you envision restarting the refranchising or conversion program in '04. Your thoughts on what the targeted percentage of company-operated stores has changed at all over this timeframe, when you've had to take a break from that activity.


 FRANK BELATTI  - AFC ENTERPRISES - CEO


Joe, the 2004 budget and plan does not contemplate doing any conversions during the year. I think honestly, as we get back out into the marketplace, once we're able to sell franchises, the UFOC's are filed, and we get a sense of the value of our units, we'll certainly take a hard look at it. But our current thinking today, honestly, is that we want to get into next year as we currently are, intact, with everybody focused on driving their business and their markets, without concerns or worry about whether or not their markets will be sold. I think we'll rethink this whole conversion strategy about midyear. So we're going to go into this year thinking no conversions, but we'll look at it, I think, about midyear.


 JOE BUCKLEY  - BEAR STEARNS - ANALYST


OK. Secondly, I was curious, and I know this is going to be kind of a ballpark question and answer, but the order related expenses of about $20 million, any sense if the litigation-related and compliance-related expense next year will match that number?


 FRANK BELATTI  - AFC ENTERPRISES - CEO


No Joe, I think the number next year will be considerably less than that. We're anticipating some additional expenses than during an ordinary year, but I think the number will be much, much less than that.


 JOE BUCKLEY  - BEAR STEARNS - ANALYST


OK, and then last thing, one of the adjustments for '02 was that the interest expense number seemed to go up a lot from what had been reported for the nine months. Is that simply a capitalization issue? I don't know if you could give us any help on what the '03 interest expense number might look like at the same time.


 FRANK BELATTI  - AFC ENTERPRISES - CEO


Joe, I'm trying to get Mel to take a look at the number, to be sure we give you the right answer.


 MEL HOPE  - AFC ENTERPRISES - VP FINANCE


Joe, are you asking about the restatement adjustment around the interest expense, or are you asking about the extraordinary item?


 JOE BUCKLEY  - BEAR STEARNS - ANALYST


I'm asking about the adjustment.

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 MEL HOPE  - AFC ENTERPRISES - VP FINANCE


The adjustment around capitalized interest?


 JOE BUCKLEY  - BEAR STEARNS - ANALYST


Yes. Is that the primary reason the interest expense number went up in '02 versus what we had seen for the first nine months?


 MEL HOPE  - AFC ENTERPRISES - VP FINANCE


That's the primary reason, but there's another component to that as well. Rather than giving you an answer, as you said, from the hip, let us get back to you on that when we can think about what the right answer is.


 JOE BUCKLEY  - BEAR STEARNS - ANALYST


OK, thank you.


OPERATOR


Your next question comes from John Glass from CIBC World Markets.


 JOHN GLASS  - CIBC WORLD MARKETS - ANALYST


Thank you, good morning. A couple of questions on the '02 numbers. Would you remind us what Seattle Coffee Company contributed to the '02 EBITDA?


 MEL HOPE  - AFC ENTERPRISES - VP FINANCE

John, the EBITDA for SBC was around $10 million.


 JOHN GLASS  - CIBC WORLD MARKETS - ANALYST


OK, terrific. Then when looking at the earnings per share from '02, and adjusting back for that non-cash charge, is there anything I would need to do, other than sort of tax the $44 million to get to a before extraordinary event EPS number? Was there any tax treatment of that that would have been different?


 MEL HOPE  - AFC ENTERPRISES - VP FINANCE


No, I think that's all you need to do in the formula, John.


 JOHN GLASS  - CIBC WORLD MARKETS - ANALYST


OK. Then in terms of getting the first three quarters of '03 filed, are you going to file that with your 10-K in early spring, or do you plan on filing the quarters prior to the 10-K filing?


 MEL HOPE  - AFC ENTERPRISES - VP FINANCE

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Our plan is to file the quarters in advance of filing the K.


 JOHN GLASS  - CIBC WORLD MARKETS - ANALYST


OK, and a timeframe for that?


 MEL HOPE  - AFC ENTERPRISES - VP FINANCE


Well, we're expecting to get them all filed, the quarters filed, by the end of February, and the K filed by March the 12th.


 JOHN GLASS  - CIBC WORLD MARKETS - ANALYST


Got it, OK. Then finally, when you look at your business portfolio, the chicken brands seem to have been stabilized, and you're aggressively pursuing sort of a revitalized unit-reopening plan. Does Cinnabon still make sense in the context of AFC? Have you reexamined that issue at all, and is it worth maybe looking at divesting that?


 FRANK BELATTI  - AFC ENTERPRISES - CEO


Certainly that's been a topic of some conversation and speculation throughout the course of the year. We obviously call our chicken businesses our core businesses, and Cinnabon clearly is not recognized as a core business. But the fact is that the brand has shown the capacity to do better and turn around. It doesn't really hurt us, and we think there is some significant upside potential to the brand. But clearly it's not looked upon as being a primary contributor to earnings growth. I think we owe you an answer, I think the whole community an answer, on the strategic direction that we want to take going forward, and clearly that will be something we do during the first quarter.


 JOHN GLASS  - CIBC WORLD MARKETS - ANALYST


Got it. Thank you.


OPERATOR


The next question comes from Rob Butz from Greenlight Capital.


 ROB BUTZ  - GREENLIGHT CAPITAL - ANALYST


I have two questions for you; one is, about how much G&A was associated with the divested coffee business?


 FRANK BELATTI  - AFC ENTERPRISES - CEO


I think the total G&A that we had assigned to the coffee company was somewhere around $10 million or $12 million. That was defined by the company.


 ROB BUTZ  - GREENLIGHT CAPITAL - ANALYST


Can I assume that that disappears with the coffee business?


 FRANK BELATTI  - AFC ENTERPRISES - CEO


Yes it does, just the international piece, which we've retained.

 ROB BUTZ  - GREENLIGHT CAPITAL - ANALYST


But the 10 to 12 goes along with the divested business, or that's the entire coffee business?


 FRANK BELATTI  - AFC ENTERPRISES - CEO


That's the entire coffee business. We probably have retained maybe $2 million to $3 million of that for the international business. So there's probably a net loss of G&A in the $6 million to $7 million range.


 ROB BUTZ  - GREENLIGHT CAPITAL - ANALYST


Six to seven? OK. And my next question is, how much sort of net debt is there right now? I assume you can tell me this, but the total debt less the cash.


 FRANK BELATTI  - AFC ENTERPRISES - CEO


121.


 ROB BUTZ  - GREENLIGHT CAPITAL - ANALYST


Thank you.


OPERATOR


Your next question comes from Gary Clar from Janna Partners.


 GARY CLAR  - JANNA PARTNERS - ANALYST


Hi. What gives you confidence that the Cinnabon business will have positive comps next year?


 FRANK BELATTI  - AFC ENTERPRISES - CEO


Well we have to begin with the premise that the business has clearly been comping negatively for some time, and we have seen, in the last six months, we've actually seen the mall traffic, while it has not been very good, it at least has been improving, and we've seen our capture rate improve significantly over the last six months. It's gotten them into positive territory on a number of weeks. So there's certainly evidence that they have been able to recover and begin to make progress. I think the significant amount of new product work that has been done for Cinnabon, both around bakery goods, coffee goods, smoothie and frusia type products, are all good indicators that perhaps this can be more of a destination in a mall and airport environment than it has been, and it probably has the prospect of doing better. So while we're not wildly optimistic about what we think it will do, we are positive and optimistic that it will recover, generate positive comps, and has made a sufficient change in its structure to make it more of a destination. I think the other fact that Dick commented on, I think the operations of the Cinnabons are continuing to improve, and that generally pays off in better sales. So I think Cinnabon will have a good year.


 GARY CLAR  - JANNA PARTNERS - ANALYST


Thanks.


OPERATOR

Again, if you would like to ask a question at this time, simply press star, and the number one on your touchtone phone. Your next question comes from Kenneth Smith from Atlanta Equity Research.


 KENNETH SMITH  - ATLANTA EQUITY RESEARCH - ANALYST


Thank you. Can you comment on, in terms of the '02 numbers, why one of the quarters on the restatement was significantly lower, and the others were either higher or not too different in terms of earnings? What caused that?


 MEL HOPE  - AFC ENTERPRISES - VP FINANCE


Are you referring to a specific quarter, Kenneth?


 KENNETH SMITH  - ATLANTA EQUITY RESEARCH - ANALYST


Yes, I think it was the second quarter. If you compare the original to the restated, the first quarter was up on the restated, the second quarter was down significantly, and the third quarter was down a little bit. So why such an uneven pattern? I just wondered what caused that.


 MEL HOPE  - AFC ENTERPRISES - VP FINANCE


Kenneth, most of the fluctuations in the restatements between quarters, notwithstanding those things that were a large one and off item, had to do with the timing of expenses. I'm not sure off the top of my head precisely what hit in the first or second quarter associated with those, not enough to give you a thoughtful response right now. But we can look at that.


 KENNETH SMITH  - ATLANTA EQUITY RESEARCH - ANALYST


OK. Then Frank, in the past you've talked about reducing G&A by, I think, $10 million on an annual basis. Can you comment on the status of that effort and when you think you're going to achieve that? I assume that that's excluding the sale of the coffee company.


 FRANK BELATTI  - AFC ENTERPRISES - CEO


That's right. Let me just take the occasion to say this, because I think it's really important that you hear this, and that our employees and franchisees hear this. We clearly have built a plan in 2004 that adds resources where the resources need to be, and that we're investing in our businesses and our brands in our financial systems and in areas where we need improvement and additional work.

I don't want anyone to think that we are not doing that. But, we have saved money in areas where we frankly were not getting a great return. That number is approximately $10 million and that is not affected by the sale of the coffee company, no. We intend to get that in 2004.


 KENNETH SMITH  - ATLANTA EQUITY RESEARCH - ANALYST


OK. And then, I have another accounting question. There is $19 million of deferred gain from sales that will be recognized in future years. Can you comment on what period of time that will be recognized over, and will it be an equal amount each year?


 MEL HOPE  - AFC ENTERPRISES - VP FINANCE

I think the gain recognition actually will be recognized over the life of the existing leases. And so, that will clearly-that will probably go out for a period of--


 FRANK BELATTI  - AFC ENTERPRISES - CEO

I think we mentioned the leases run out over, what, six or seven years? Something in that neighborhood. There are a few that are longer.


 MEL HOPE  - AFC ENTERPRISES - VP FINANCE


Most of them go out over five to seven years. The flow is not necessarily even, but I would say, within five or six years, most of it will be realized.


 KENNETH SMITH  - ATLANTA EQUITY RESEARCH - ANALYST


OK, all right. Thanks very much.


OPERATOR


Your next question comes from Jason Koram, from Farrallon Capital.


 JASON KORAM  - FARRALLON CAPITAL - ANALYST


Hi, guys. I have two questions. First, I was hoping you could provide a little more color on G&A going forward, especially how it's going to change as store account changes?

And secondly, if you could, discuss relations with the bank group currently and the breathing room you have on your covenants right now?


 FRANK BELATTI  - AFC ENTERPRISES - CEO


Well, G&A again, I think the picture on G&A is changing a bit. Again, my comments about investing where investments need to be made and cutting where cuts can be made does give us a yield of approximate a $10 million reduction in total G&A, which, I think, is good. And then we kind of go into this year with a thought around that.

That also takes into account the fact, I think Joe had asked a question earlier about additional expenses that we think we will incur with regard to premiums on insurance and additional costs related to litigation and so on. So, I think we've done a good job of planning the year, taking into account where the additional costs might come from and still getting at a good reduction in total G&A.

My comment on the banks, I guess, is the fact that we have had a good working relationship with the banks. We are currently in compliance with our covenants and we intend to stay that way.


 MEL HOPE  - AFC ENTERPRISES - VP FINANCE


Frank, I wanted to--you mentioned Joe Buckley's question a minute ago. I wanted to circle back to that. If the question was why is interest expense so high in 2002, which I think was $22.6 million, part of the driver was our election to adopt FAS 145, which includes both the premium of $6.5 million and $3.1 million for associated debt issuance costs, and $1.1 million of amortization expense.

Excluding these adjustments both in 2002 and 2001, the interest expense was down $9.3 million in '02 vs. '01. I think that was trying to loop back to the question we were going to try and research for Joe.


 FRANK BELATTI  - AFC ENTERPRISES - CEO


And the going-forward interest rates, I'd say, we're up about 75 basis points over last year.


 MEL HOPE  - AFC ENTERPRISES - VP FINANCE

That's right.


 JASON KORAM  - FARRALLON CAPITAL - ANALYST


OK.


OPERATOR


Your final question comes from Ross Haverman from Haverman & Associates.


 ROSS HAVERMAN  - HAVERMAN & ASSOCIATES - ANALYST


Good morning gentlemen, how are you? One of the questions was on the debt, I think you said about $121 million currently outstanding. I wasn't quite clear if that incorporated, I guess, the $60 million from the sale of the coffee business.


 FRANK BELATTI  - AFC ENTERPRISES - CEO


That does contemplate the $60 million having been paid down on the debt, yes.


 ROSS HAVERMAN  - HAVERMAN & ASSOCIATES - ANALYST


OK, and I just have one other issue. What are the plans for the international coffee business? I think you said you kept a portion of it. Do you plan to keep it? Do you plan to sell it? What are the plans for that?


 FRANK BELATTI  - AFC ENTERPRISES - CEO


Well, the coffee business, internationally, is a good business for us. It's a relatively small business. It is currently being managed by the Cinnabon team, who manages the international Cinnabons. So, we have a very efficient group that is managing both pieces of this business internationally. It's clearly much more of a synergistic approach, with the international development piece. So, I think it helps our international Cinnabon business. The team is excited about being able to grow cafes internationally. I think it will be an up tick for us next year, but again, it's a relatively small business. There are no current plans to do anything with it.


 ROSS HAVERMAN  - HAVERMAN & ASSOCIATES - ANALYST


And just, could you go over one final thing? How many stores do you plan to open in '04?


 FRANK BELATTI  - AFC ENTERPRISES - CEO


I think the range of openings for '04 is around 315 to 345, is the number we're looking at.


 ROSS HAVERMAN  - HAVERMAN & ASSOCIATES - ANALYST


How many of those are, say, replacements, or relocations, I should say, excuse me, relocations, as opposed to new ones?


 FRANK BELATTI  - AFC ENTERPRISES - CEO


Probably no more than five. Those are mostly new units, I'd say five to 10 are maybe relocates.

 ROSS HAVERMAN  - HAVERMAN & ASSOCIATES - ANALYST


OK. Thank you.


 FRANK BELATTI  - AFC ENTERPRISES - CEO


OK, Ross. Thank you. Thanks everybody. I really appreciate you calling in today. I look forward to actually seeing all of you. We're going to be up in New York and we'll be presenting at the SG Cowen conference on January 14th. So, I actually look forward to seeing a whole group of you, while we're up there. Have a wonderful holiday and our best wishes to all of you for a prosperous and a peaceful New Year. Take care.